UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane		37604
(Address of principal executive offices)		(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On August 17, 2015, NN, Inc. (“NN”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with PEP Industries, LLC, a Delaware limited liability company (“Seller”), pursuant to which NN agreed to acquire from Seller (the “Acquisition”) all of the outstanding capital stock of Precision Engineered Products Holdings, Inc., a Delaware corporation (“PEP”).

The purchase price NN has agreed to pay in connection with the Acquisition is $615 million in cash (the “Purchase Price”), subject to adjustment for PEP’s indebtedness, working capital and cash balance at the closing of the Acquisition (the “Closing”). The Purchase Price is also subject to adjustment for certain Acquisition-related expenses and tax benefits. The Purchase Price includes: (i) $2,000,000, which will be held in escrow following the Closing to satisfy any potential working capital adjustments; (ii) $6,150,000, which will be held in escrow for twelve months following the Closing to satisfy any potential indemnification claims; and (iii) $5,000,000, which will be held in escrow to satisfy a portion of certain earnout obligations of Seller and/or PEP owed to certain persons that had previously sold certain business units to PEP.

The Stock Purchase Agreement contains customary representations and warranties and covenants by each party. The Closing of the Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. NN’s obligations under the Stock Purchase Agreement are not conditioned on receipt of financing. Each of NN and Seller are obligated, subject to certain limitations, to indemnify the other under the Stock Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

NN is obligated to pay to Seller a termination fee of $30,750,000 in the event that the Stock Purchase Agreement is terminated in certain circumstances.

The foregoing descriptions of the Stock Purchase Agreement and the Acquisition do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Stock Purchase Agreement has been included as an exhibit hereto solely to provide NN’s investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about NN or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement: (i) are made only for purposes of the Stock Purchase Agreement and are made as of specific dates; (ii) are solely for the benefit of the parties; (iii) may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Stock Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and (iv) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. NN’s investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of NN or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Debt Commitment Letter

In connection with entering into the Stock Purchase Agreement, on August 17, 2015, NN also entered into a commitment letter (the “Debt Commitment Letter”) with KeyBanc Capital Markets Inc.,

KeyBank National Association, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Regions Capital Markets and Regions Bank (collectively, the “Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide senior secured loans in an aggregate principal amount of up to $625 million (the “Senior Secured Credit Facility”), consisting of a term loan facility in the amount of up to $525 million and a revolving credit facility in the amount of up to $100 million. The Debt Commitment Letter also provides for senior unsecured increasing rate loans (the “Bridge Loans”) under a bridge facility in an amount not to exceed $300 million (the “Bridge Credit Facility” and, together with the Senior Secured Credit Facility, the “Facilities”). Funds received from the Facilities will be used, together with cash on hand, to finance a portion of the Purchase Price of the Acquisition, to pay certain fees and expenses in connection therewith and to refinance certain existing indebtedness of NN, its subsidiaries and PEP.

In lieu of the Bridge Credit Facility, NN may issue senior notes (the “Notes”) either by private placement or an underwritten public sale, subject to certain terms and conditions.

If the Notes have not been issued on or prior to the time of the Closing of the Acquisition (the “Closing Date”), pursuant to the Debt Commitment Letter and subject to the terms and conditions thereof, certain of the Commitment Parties will be obligated to provide the Bridge Loans to finance a portion of the Acquisition. The Bridge Loans would be guaranteed by all of NN’s domestic subsidiaries that guarantee its Senior Secured Credit Facility and initially bear interest at a rate of LIBOR plus 7.25% per annum (the “Applicable Margin”). The Applicable Margin would increase 0.5% per annum upon the 90-day anniversary of the Closing Date, and an additional 0.5% upon each subsequent 90-day period. The Bridge Loans would mature twelve months following the Closing Date. Any unpaid principal relating to the Bridge Loans existing more than twelve months after the Closing Date would automatically convert to a term loan on terms and conditions that are likely to be significantly less favorable to NN.

Some of the Commitment Parties or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to NN and its affiliates in the ordinary course of business.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the Acquisition and the other transactions contemplated by the Stock Purchase Agreement, the Debt Commitment Letter and all other statements herein and therein, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. NN may not be able to complete the Acquisition on the terms described above or other acceptable terms or at all because of a number of factors, including without limitation, the following: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement; (ii) the failure to satisfy the closing conditions set forth in the Stock Purchase Agreement; (iii) risks related to disruption of management’s attention from NN’s ongoing business operations due to the transaction; and (iv) the effect of the announcement of the Acquisition on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent NN’s views as of the date on which such statements were made. NN anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing NN’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of NN are described in the risk factors included in NN’s filings with the SEC, including NN’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which factors are incorporated herein by reference. NN expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences, except as required by law.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of August 17, 2015, by and among NN, Inc., Precision Engineered Products Holdings, Inc. and PEP Industries, LLC.

10.1	Commitment Letter, dated as of August 17, 2015, by and among NN, Inc., KeyBanc Capital Markets Inc., KeyBank National Association, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Regions Capital Markets and Regions Bank.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2015

NN, INC.

By:	/s/ William C. Kelly, Jr.
Name:	William C. Kelly, Jr.
Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of August 17, 2015, by and among NN, Inc., Precision Engineered Products Holdings, Inc. and PEP Industries, LLC.

10.1	Commitment Letter, dated as of August 17, 2015, by and among NN, Inc., KeyBanc Capital Markets Inc., KeyBank National Association, SunTrust Bank, SunTrust Robinson Humphrey, Inc., Regions Capital Markets and Regions Bank.

*	Schedules and exhibits are omitted pursuant to Item 601(b)(2) of Regulation S-K. NN, Inc. agrees to furnish supplementally a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.